                                                                   EXHIBIT 10.11


                           400 SOUTH EL CAMINO REAL
                          SAN MATEO, CALIFORNIA 94402

                            BASIC LEASE INFORMATION
                            -----------------------

DATE:                 April 14, 1994

LANDLORD:             PM REALTY GROUP, as managing agent for The Prudential
                      Insurance Company of America

TENANT:               INTERNATIONAL WIRELESS COMMUNICATIONS

                                                                                                         Lease References
                                                                                                         ----------------
PREMISES:             Suite 1275
                      Net Rentable Square Footage: Approximately 2,817                                   Paragraph 1

TERM:                 Sixty (60) Months                                                                  Paragraph 2

COMMENCEMENT DATE:    June 1, 1994, provided that the Tenant Improvements to be                          Paragraph 2(c)
                      constructed by Landlord pursuant to Section 8 of this Lease are substantially complete, with only standard punchlist items to be completed
                                                                                                         Paragraph 4

BASE RENT:            MONTHS    MONTHLY RENT    ANNUAL RENT
                      ------    ------------    -----------
                        1-12      $4,929.75      $59,157.00
                       13-24      $5,070.60      $60,847.20
                       25-60      $5,211.45      $62,537.40

BASE YEAR:            1995                                                                               Paragraph 5/6

TENANT'S
PERCENTAGE                                                                                               Paragraph 5/6
SHARE:                2.1%
                                                                                                         Paragraph 9
USE:                  General Office Purposes
                                                                                                         Paragraph 18
SECURITY DEPOSIT:     $5,211.45

ALLOWANCE FOR
TENANT IMPROVEMENTS:  $15,548.00       /s/ JDL    /s/ DGF

BROKERS:              Landlord:  _______________________________________
                                 _______________________________________
                                 _______________________________________


ADDRESS FOR
NOTICES:              Landlord:  PM Realty Group
                                 400 S. El Camino Real, Suite 650
                                 San Mateo, CA 94402
                                 Attn: Property Manager

                      Tenant:    400 S. El Camino Real, Suite 1275
                                 San Mateo, California  94402

EXHIBITS:             Exhibits A, B, C and D

INITIALS:             /s/ DGF                 /s/ JDL
                      --------------------    --------------------
                      Landlord                Tenant

          THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and are not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1.   PREMISES.  Landlord leases to Tenant, and Tenant leases from Landlord, the
     --------
Premises described in the Basic Lease Information and shown in Exhibit A
                                                               ---------
attached hereto, together with the right in common to use the Common Areas of the Building. The Building shall mean the land and other real property in the parcel bounded by Fourth Avenue and El Camino Real, in San Mateo, California, the fifteen-story office building constructed thereon known as "400 South El Camino" (the "Office Building") and other improvements on or appurtenance to said parcel, including, without limitation, a parking structure of six levels. The Common Areas shall mean the areas and facilities within the Building provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building (e.g., common
                                                           ----
entrances and hallways; restrooms; trash disposal facilities; janitorial, telephone and electrical closets) but excluding the Building's parking structure.

2.   TERM.
     ----

     (a) The Term of this Lease shall commence on the Commencement Date and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic
                                         ----
     Lease Information. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, (i) Tenant shall not be obligated to pay Rent until the possession of the Premises is provided to Tenant; (ii) the Term shall not be extended; (iii) such failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.

     (b) Tenant may enter the Premises as of May 15, 1994 for the sole purpose of installing furniture, fixtures and equipment and to prepare the Premises for occupancy, provided that (i) Tenant shall not unreasonably interfere with construction of tenant improvements by Landlord, and (ii) the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

3.   RENT.
     ----

     (a) As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during each calendar year over the Operating Expenses incurred in the Base Year ("Base Operating Expenses"); (iii) Tenant's Percentage Share of the total dollar increase, if any, in the Real Property Taxes paid or incurred by Landlord in each calendar year over the Real Property Taxes incurred in the Base Year ("Base Real Property Taxes"); and (iv) all other amounts which Tenant is obligated to pay under the terms of this Lease.

     (b) Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and any other sums to be paid to Landlord hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days of the date due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charges represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (c) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) annum or, if a higher rate is legally permissible, at the highest rate legally permitted (the "Interest Rate"), provided that interest shall not be payable on late charges incurred by Tenant nor on any amount upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

     (d) All payments due from Tenant to Landlord shall be paid to Landlord, without prior demand or notice, deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person at such other place as Landlord may from time to time designate by notice to Tenant.

4.   BASE RENT.  Tenant shall pay Base Rent to Contract Manager (or such other
     ---------
entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

5.   ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/OPERATING EXPENSES.
     ------------------------------------------------------------

     (a) Tenant shall pay, as Rent, Tenant's Percentage Share of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during each calendar year over the Base Operating Expenses.

     (b) The term "Operating Expenses" shall mean (i) all of Landlord's costs and expenses of management, operation, repair and maintenance of the Building (including the Building's parking structure) as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied, including, without limitation, (1) wages, salaries and payroll burden of employees,
     (2) management fees, (3) janitorial, maintenance, guard and other services,
     (4) Building office rent or rental value, (5) power, water, waste disposal and other utilities; (6) materials and supplies, (7) maintenance and repairs, (8) insurance premiums and the deductible portion of any insured loss, and (9) depreciation on personal property; (ii) costs, or a portion thereof, properly allocable to the Building of any capital improvements made to the Building by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Building (such as an energy management computer system); and
     (iii) costs properly allocable to the Building of any capital improvements made to the Building by Landlord that are required under any governmental law or regulation that was not applicable to the Building at the Commencement Date, or that are reasonably required for the health and safety of tenants in the Building, the costs, or allocable portion thereof, to be amortized over such reasonable period as Landlord shall determine, together with interest upon the unamortized balance at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements. If Landlord elects to self-insure or includes the Building under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this Building. If less than ninety five percent (95%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if ninety five percent (95%) of the total rentable area of the Building were occupied. Operating Expenses shall not include: Real Property Taxes; depreciation on the Building other than depreciation on exterior window draperies provided by Landlord and carpeting in the Common Areas; costs of tenant improvements; real estate brokers' commissions; capital items other than those referred to in clauses (ii) and (iii) above; costs incurred to correct construction defects; costs incurred to clean up any Hazardous Substances on the Property; costs incurred as a result of the negligence or breach of contract of Landlord, its agents, employees or contractors; costs for which Landlord is actually reimbursed by third parties, including warranties and guaranties, provided that Landlord shall use all reasonable efforts to obtain such reimbursement; Landlord's general overhead, or any costs for the operation of the parking structure or to furnish parking services.

     (c) During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of any amount of Operating Expenses in excess of the Base Operating Expenses and the amount of the increase which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the increased amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

     (d) Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of increased Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within sixty (60) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. If Tenant objects to Landlord's allocation to this Property of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this Property alone at lower cost.

6.   ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/REAL PROPERTY TAXES.
     -------------------------------------------------------------

     (a) Tenant shall pay, as Rent, Tenant's Percentage Share of the total dollar increase, if any, in the Real Property Taxes paid or incurred by Landlord in each calendar year over the Base Real Property Taxes.

     (b) The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, premium, estate, succession, inheritance, transfer or franchise taxes, imposed by any private or public authority having the direct or indirect power to tax, assess or levy, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof which becomes payable during the term of this Lease. The term shall include all transit charges, housing fund assessments, association charges, real estate taxes and all other taxes relating to the Premises and/or Building, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Building or become payable during the Term.

     (c) It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

     (d) During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice if Landlord estimates that the Real Property Taxes will exceed the Base Real Property Taxes, and the amount of the increase which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the increased amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

     (e) Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustment to the Real Property Taxes for the prior calendar year; the statement shall be final and binding upon Landlord and Tenant. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of increased Real Property Taxes due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

     (f) Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

7.   PRORATION OF RENT.  If the Commencement Date is not the first day of the
     -----------------
month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsections 5(d) and 6(e) which are to be performed after the termination.

8.   TENANT IMPROVEMENTS.  Landlord agrees to construct within the Premises
     -------------------
certain improvements ("Tenant Improvements") pursuant to the terms of Exhibit B.
                                                                      ---------

9.   USE OF PREMISES.  Tenant shall use the Premises solely for the use set
     ---------------
forth in the Basic Lease Information, and Tenant shall not use the premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Tenant shall, at its own cost and expense, comply with all governmental laws, rules, regulations, orders, permits, licenses and ordinances which relate to the condition, use or occupancy of the Premises during the term of this Lease. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Building. Nothing in this
Section 9 shall require Tenant (i) to perform or pay the cost of any item which would properly be capitalized under generally accepted accounting principles, unless required by Tenant's particular use of the Premises (as opposed to office uses generally), or (ii) to correct any condition which violates laws applicable to the Building as such laws are constructed or implemented as of the Commencement Date, all of which shall be performed by Landlord at its cost.

10.  ALTERATIONS.
     -----------

     (a) Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises or any part thereof (collectively, the "Alterations"), without Landlord's prior written consent, which consent shall not be unreasonably withheld. All Alterations shall be made by Landlord for Tenant's account in accordance with the procedures set forth in this Section and shall immediately become Landlord's property. At the end of the Term hereof, all Alterations shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove any Alterations made subsequent to the Commencement Date, in which event Tenant shall be responsible for the cost of restoring the Premises to their condition prior to the installment of such subsequent Alterations.

     (b) Plans and specifications for the Alterations shall be prepared at Tenant's expense by its architect, or by Landlord's architect if Tenant so elects, and by engineers designated by Landlord where mechanical or electrical engineering services are required by the nature of the Alterations. Tenant shall cause any architect retained by it to follow the standard construction administration procedures and to utilize the standard specifications and details promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Following such approval Landlord shall obtain quotations of the cost of the Alterations as reflected by the approved plans and specifications from one or more general contractors approved by Landlord for construction in the Building. Landlord shall submit the quotations to Tenant, shall accept the quotation approved by Tenant, and shall proceed to enter into a contract for the construction or installation of the Alterations with the contractor whose quotation was approved by Tenant. Landlord itself does not warrant the cost of the Alterations, the timeliness of performance or the quality of the contractor's work but Landlord shall use reasonable efforts to secure performance of the construction contract for Tenant's benefit.

     (c) In the event Landlord or the contractor is instructed by Tenant to proceed with any changes to the Alterations without a prior determination of any increased costs resulting from such changes and without approval of such increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be as reasonably determined by Landlord upon completion of the Alterations, subject only to Landlord's reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

     (d) The cost of the Alterations to be paid by Tenant shall include a reasonable charge for he administration by Landlord or its agent of the construction or installation of the Alterations.

     (e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section within fifteen (15) days after billing by Landlord. Bills may be rendered during the progress of the Alterations so as to enable Landlord to pay the contractor, architect or engineer without advancing Landlord's own funds.

     (f) If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanics' lien or other lien is filed against the Premises or the Building or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

11.  REPAIRS.  Tenant, at all times during the Term and at Tenant's sole cost
     -------
and expense, shall keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto not caused by Tenant, by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or the Building or any part thereof. No representations respecting the condition of the Premises or the Building or any part thereof or otherwise have been made by Landlord to Tenant. Nothing in this Section 11 shall require Tenant (i) to perform or pay the cost of any item which would properly be capitalized under generally accepted accounting principles, unless required by Tenant's particular use of the Premises (as opposed to office uses generally), (ii) to correct any construction defect, or (iii) to repair any item above the ceiling of the Premises, and Landlord shall be responsible for the costs of items (i) and (ii) above, except as provided to the contrary in (i).

12.  DAMAGE OR DESTRUCTION.
     ---------------------

     (a) If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises and any Tenant Improvements installed therein by Landlord unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

     (b) Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building, as the case may be, cannot be completed within one hundred eighty (180) days after the commencement of restoration. Landlord shall give notice to Tenant of its determination within thirty (30) days after the occurrence of the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the Landlord has given to Tenant the aforementioned notice of determination, in which event this

     Lease shall terminate fifteen (15) days after the date of the notice of termination. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

     (c) Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

     (d) In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and
     Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

     (e) In addition to the rights to termination under subsection 12(b), Landlord shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage to the Premises or the Building in the case of a casualty that occurs during the last twelve (12) months of the Term if Landlord determines it would require more than ninety
     (90) days to repair. Landlord shall give notice of its election to terminate this Lease under this subsection 12(e) within thirty (30) days after Landlord has determined that the damage or destruction would require more than ninety (90) days to repair. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by subsection 12(a) or 12(b), as the case may be.

     (f) If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

13.  EMINENT DOMAIN.  If all or any part of the Premises is taken for public or
     --------------
quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then (i) this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; (ii) Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and (iii) the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

14.  INDEMNITY AND INSURANCE.
     -----------------------

     (a) Landlord shall obtain and keep in force during the Term of this Lease an all-risk policy of insurance insuring the Building, but not Tenant's furniture, fixtures, or equipment or any tenant improvements, against loss or damage by fire and extended coverage hazards. Landlord may, but shall not be required to, obtain and keep in force during the Term of this Lease an insurance policy providing earthquake coverage for the Building. Landlord may, but shall not be required to, carry similar insurance policies on any tenant improvements or on any Alterations upon the Premises in accordance with the provisions of this Lease. If the annual premiums for any such insurance exceed the standard premium rates due to the nature of Tenant's operations, Tenant shall, upon receipt of appropriate premium invoices, promptly reimburse Landlord for such excess premium.

     (b) Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the Term of this Lease: (i) a policy of comprehensive general liability insurance (including contractual liability coverage) insuring Tenant against any liability arising out of its use, occupancy, or maintenance of the Premises and all areas appurtenant thereto with a combined single limit of not less than Two Million Dollars ($2,000,000) for property damage or injury to or death of one or more than one person n any one accident or occurrence, (ii) workers' compensation insurance as required by law; and (iii) an all-risk policy of insurance insuring the personal property of Tenant in the Premises against loss or damage by fire and extended coverage hazards, for full replacement value. The limits of said insurance shall, however, not limit the liability of the Tenant hereunder.

     (c) All policies of insurance required to be carried by Tenant under this Section shall be written by companies rated A+ or better in "Best's Insurance Guide" and authorized to do business in California. A copy of the paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer certifying (i) that such insurance policies have been issued, (ii) the limits of such policies, and
     (iii) that the policies contain the provisions required hereunder, shall be delivered to Landlord not less than five (5) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents or employees first enter the Premises to commence work on any tenant improvements required hereunder and, upon renewals, not less than thirty
     (30) days prior to the expiration of such coverage.

     (d) Each insurance policy required to be carried by Tenant hereunder shall contain the following provisions: (i) a cross-liability clause, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance; (iii) a provision including The Prudential Insurance Company of America, PM Realty Group and any other parties in interest designated by Landlord as additional insureds; and (iv) a provision requiring the insurer to give Landlord thirty (30) days prior written notice before cancelling or changing the coverage provided by any such policy.

     (e) Tenant hereby waives all claims against Landlord for damages to any property or injury or death of any person occurring in, upon or about the Premises arising at any time and from any cause other than by reason of gross negligence or intentionally wrongful act of Landlord, its employees or contractors, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person occurring in, on or about the Premises except such as is caused by gross negligence or intentionally wrongful act or Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

15.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     (a) Tenant shall not, without the prior consent of Landlord, which consent shall not be unreasonably withheld by Landlord, assign or hypothecate this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

     (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

          (i) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period granted hereunder;

          (ii)   if the proposed assignee or sublessee is a governmental agency;

          (iii) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the types of office use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, or would require increased services by Landlord;

          (iv) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building; and

          (v) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than a total of three parcels, would result in the area of each parcel being less than one-half of the net rentable area of the Premises, would create a parcel the configuration of which would adversely affect the marketability of the remaining space in the Premises, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

     (c) If any time or from time to time during the Term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within ten (10) business days after Tenant's notice is given, to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Premises for a sublet term ending within the last year of this Lease, to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided.

     (d) Notwithstanding the provisions of subsections 15(a) and 15(b) above, Lessee may assign this Lease or sublet the Premises or any portion thereof, with notice to Landlord but without the necessity of Landlord's consent and without extending any option to Landlord pursuant to subsection 15(c) above, to any corporation which controls, is controlled by or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises.

     (e) No sublessee (other than Landlord if it exercises its option pursuant to subsection 15(c) above) shall have a right further to sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

     (f) In the case of an assignment, one-half of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred by Tenant in connection with such assignment.

     (g) In the case of subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder, prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the cost of tenant improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for tenant improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions incurred by Tenant in connection with such subletting, amortized over the term of the sublease.

     (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

     (i) In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

16.  DEFAULT.
     -------

     (a) At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Expenses, Tenant's Percentage Share of increased Real Property Taxes, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days;
     (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 24 or 26. An Event of Default shall constitute a default under this Lease.

     (b) Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this subsection 16(b)(i) shall terminate this

          Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

          (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (a) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (b) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting;
          (c) leasing commissions; (d) any other costs necessary or appropriate to relet the Premises; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in subsections 16(b)(ii)(1) and 16(b)(ii)(2) is computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection 16(b)(ii)(3) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     (c) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty
     (30) day period and thereafter shall diligently prosecute the same to completion.

17.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.  If Tenant shall at any
     ----------------------------------------------
time commit an Event of Default, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

18.  SECURITY DEPOSIT.  Tenant has deposited with Landlord the Security Deposit,
     ----------------
in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.

19.  SURRENDER OF PREMISES.  By taking possession of the Premises, Tenant
     ---------------------
shall be deemed to have accepted the Premises and the Common Areas in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear and casualty damage excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 10. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

20.  HOLDING OVER.  If Tenant remains in possession of all or any part of the
     ------------
Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

21.  ACCESS TO PREMISES.  Tenant shall permit Landlord and its agents to enter
     ------------------
the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

22.  SIGNS.  Tenant shall install no sign in or on the Building or Premises
     -----
without Landlord's approval prior to installation, which approval may be withheld in Landlord's sole discretion. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs.

23.  WAIVER OF SUBROGATION.  Anything in this Lease to the contrary
     ---------------------
notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises or the Building; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage or which would be covered by a standard form "all risk" insurance policy for the full replacement value of the property in question, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section. The parties acknowledge that the preceding terms are acceptable to their respective insurance carriers as of the date hereof, and each party agrees to give the other advance written notice if its insurance carrier will no longer allow such a waiver.

24.  SUBORDINATION.
     -------------

     (a) Except as provided in subsection 24(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Building or the Premises, to any CC&R's, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

     (b) If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

     (c) If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Subject to the foregoing, Tenant shall attorn to any Lessor or Holder or any successors in interest or assigns of either in the event of a foreclosure, deed in lieu or other transfer of the Building.

25.  TRANSFER OF THE PROPERTY.  Upon transfer of the Building and assignment of
     ------------------------
this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

26.  ESTOPPEL CERTIFICATES.  Within ten (10) days following written request by
     ---------------------
Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (a) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (c) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Building from Landlord.

27.  MORTGAGEE PROTECTION.  In the event of any default on the part of
     --------------------
Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

28.  ATTORNEYS' FEES.  If either party shall bring any action or legal
     ---------------
proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such attorneys' fees and court costs as may be fixed by the court or jury.

29.  BROKERS.  Tenant warrants and represents that it has had no dealings with
     -------
any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease. Landlord shall pay the commission due to the broker(s) specified in the Basic Lease Information.

30.  PARKING.  During the Term of this Lease, at no additional cost to Tenant,
     -------
Tenant shall have the non-exclusive right to the use of five (5) parking spaces in the Building's parking garage. In addition, in consideration of the monthly sum of Twenty-Five Dollars ($25.00) per space used by Tenant (which amount shall be paid by Tenant as additional rent at the same time and in the same manner as Base Rent is due hereunder), Tenant shall have the right during the Term of this Lease to use five (5) parking spaces in the offsite parking lot servicing the Building. Unless otherwise expressly provided herein, Tenant shall not have the right to park in the Building's parking structure. If Tenant has been expressly granted the right to park in the Building's parking structure, at Landlord's sole discretion, such parking may be performed by a valet service. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

31.  UTILITIES AND SERVICES.
     ----------------------

     (a) Landlord shall maintain the Common Areas of the Building (including lobbies, stairs, elevators, corridors and restrooms), the exteriors of the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building and the structure of the Building itself in reasonably good order and condition except for damage occasioned by the acts of Tenant, its agents, employees or contractors, which damage shall be repaired by Landlord at Tenant's sole expense.

     (b) Provided that Tenant is not then in default under this Lease, Landlord shall furnish the Premises with (i) electricity for lighting and the operation of office machines, (ii) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to noon on Saturdays (except holidays), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service, (iv) lighting replacement (for building standard lights), (v) restroom supplies,
     (vi) window washing with reasonable frequency, and (vii) security guards and services and daily janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or interruption or delay in furnishing any such services when such failure, interruption or delay is caused by accident, breakage, labor disputes, or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Landlord reserves the right to stop services of the elevator, ventilation, air conditioning, electric and other Building systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements which Landlord determines are desirable or necessary, until the repairs, alterations or improvements are completed.

     (c) Whenever heat-generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant. Tenant shall also pay the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. If Landlord installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

     (d) In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing therefor.

32.  INTENTIONALLY DELETED.
     ---------------------

33.  ACCEPTANCE.  Delivery of this Lease, duly executed by Tenant, constitutes
     ----------
an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

34.  USE OF BUILDING NAME.  Tenant shall not employ the name of the Building
     --------------------
nor the name of the business in which the Building is located in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

35.  RECORDING.  Neither Landlord nor Tenant shall record this Lease, nor a
     ---------
short form memorandum of this Lease, without the prior written consent of the other.

36.  QUITCLAIM.  Upon any termination of this Lease pursuant to its terms,
     ---------
Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises and Building created by this Lease.

37.  NOTICES.  Any notice or demand required or desired to be given under this
     -------
Lease shall be in writing and shall be given by hand delivery, electronic mail (e.g., telecopy) or the United States mail.  Notices which are sent by
      ----
electronic mail shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

38.  LANDLORD'S EXCULPATION.  In the event of default, breach or violation by
     ----------------------
Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building.

39.  ADDITIONAL STRUCTURES.  Any diminution or interference with light, air or
     ---------------------
view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

40.  HAZARDOUS SUBSTANCES AND MATERIALS.
     ----------------------------------

     (a) "Hazardous Substance" shall mean the substances included within the definitions of the term "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and the California Carpenter-Presley-
                            --------
     Tanner Hazardous Substance Account Act, California Health & Safety Code
     Section 25300 et. seq., and regulations promulgated thereunder, as amended.
                   --------
     "Hazardous Waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq., and
                                                                   --------
     regulations promulgated pursuant thereto, collectively "RCRA," or (ii) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control

     Law, California Health and Safety Code Section 25100 et. seq., and
                                                          --------
     regulations promulgated pursuant thereto, collectively "CHWCL." "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL.

     (b) Tenant covenants that, at its sole cost and expense, it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the use, handling, generation, transportation, storage, treatment, release and/or disposal of Hazardous Substances or Hazardous Wastes by Tenant, and Tenant will provide Landlord with copies of all permits, registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with any the Rules and Regulations attached hereto as Exhibit B, the requirements of the Board of Fire Underwriters or Landlord's
     ---------
     insurance carrier, and to comply with any covenants, conditions and restrictions ("CC&Rs") now or hereafter applicable to the Building with respect to the activities of Tenant, its agents, employees or contractors.

     (c) Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required. Nor shall Tenant store any Hazardous Substance or Hazardous Wastes on the Premises for ninety (90) days or more.

     (d) Tenant agrees to comply with all applicable laws, rules, regulations, orders, and permits relating to underground storage, tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health and Safety Code,
     Section 25281(u), including, without limitation, complying with California Health and Safety Code Sections 25280-25299.6 and the regulations promulgated thereunder. Tenant shall furnish to Landlord copies of all registrations and permits for all underground storage tanks.

     (e) If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date and within sixty (60) days of any change in the required information and/or documentation:

          (i) A list of all Hazardous Substances and/or Hazardous Wastes that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

          (ii) Copies of all Material Safety Data Sheets ("MSDSs") required to be completed with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu of this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDSs.

          (iii) Copies of all hazardous waste manifests, as defined in Title 22, California Code of Regulations Section 66481, that Tenant is required to complete in all connections with its operations at the Premises.

          (iv) A copy of any Hazardous Materials Management Plans required with respect to Tenant's operations.

          (v) Copies of any Contingency Plans and Emergency Procedures required of Tenant due to its operations in accordance with Title 22, Chapter 30, Article 20, of the California Code of Regulations, and any amendments thereto.

          (vi) Copies of any biennial reports to be furnished to California Department of Health Services relating to hazardous substances or wastes.

          (vii) Copies of all industrial waste water discharge permits.

     (f) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 17, California Code of Regulations Sections 30100(w) and (z) or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant in connection with any authorized receipt, storage, possession, use, transfer or disposal of Radioactive Materials or Radiation shall:

          (i) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

          (ii) Furnish Landlord with a list of all Radioactive Materials or Radiation received, stored, possessed, used, transferred or disposed; and

          (iii) Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or Radioactive Materials or Radiation.

     (g) Tenant shall comply with any and all applicable laws, rules, regulations, and orders with respect to the release into the environment of any Radiation or Radioactive Materials. Tenant shall notify Landlord in writing of any unauthorized release of Hazardous Wastes or Hazardous Substances or Radiation or Radioactive Materials into the environment within twenty-four hours of the time at which Tenant becomes aware of such release.

     (h) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, (including diminution in value or loss of rental value following expiration or earlier termination of the Term) liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any unauthorized release into the environment of Hazardous Substances, Hazardous Wastes, Radioactive Materials or Radiation by Tenant or any of Tenant's agents, contractors or invitees, or Tenant's failure to comply with subparagraphs (a)-(g) of this section of the Lease.

     (i) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances or Wastes or Radiation or Radioactive Materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Substances or Hazardous Wastes or Radiation or Radioactive Materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

     (j) Notwithstanding Landlord's rights of inspection and review under this section, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section.

     (k) This Section shall survive termination of the Lease.

41.  GENERAL.
     -------

     (a) The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     (b) Time is of the essence for the performance of each term, condition and covenant of this Lease.

     (c) If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

     (d) This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     (e) When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

     (f) The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

     (g) The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

     (h) This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     (i) This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

     (j) The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

     (k) The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

     (l) TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN THE EVENT OF LITIGATION BETWEEN TENANT AND LANDLORD PERTAINING TO THIS LEASE.

42.  CONDITION PRECEDENT.  Notwithstanding anything to the contrary in this
     -------------------
Lease, it shall be a condition precedent to the effectiveness of this Lease and the obligations of the parties hereunder that Landlord shall have received from Standard Register Company a termination agreement in form and content satisfactory to Landlord whereby Standard Register Company terminates all of its rights to the Premises pursuant to that certain lease dated April 26, 1991 between Landlord, as landlord, and Standard Register, as tenant.

43.  OPTION TO EXTEND.  Provided (i) Tenant is not in default under the terms of
     ----------------
this Lease at the time this renewal is exercised or at the commencement of any Renewal Term (as defined below), (ii) Tenant is occupying at least ninety percent (90%) of the Premises, including any expansion space, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the option to renew this Lease for one (1) period of three (3) years (the "Renewal Term").
The Renewal Term shall be on all the terms and conditions of this Lease, except that (i) Base Rent for the Renewal Term shall be the Market Rent for the Premises (as defined below). Tenant must exercise its option to renew this Lease by giving Landlord written notice (an "Extension Notice") of its election to do so no later than one hundred eighty (180) nor earlier than two hundred ten
(210) days prior to the end of the initial Term. Any notice not given in a timely manner shall be void; and Tenant shall be deemed to have waived its renewal rights. The renewal option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease, except for any assignment or subletting to an entity described in Section 15(d) of this Lease.

     43.1 Fair Market Rent.  The term "Market Rent" shall mean the monthly
          ----------------
amount per rentable square foot in the Premises in question that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings.

          A. Landlord and Tenant shall have a period of thirty (30) days from Landlord's receipt of the Extension Notice in which to agree on the Market Rent. If they agree within that period, they shall immediately execute an amendment to this Lease stating the Base Rent for such period.

          B. If Landlord and Tenant are unable to agree upon the Market Rent within such thirty (30) day period, then the dispute shall proceed to arbitration conducted pursuant to the provisions of the laws of the state in which the Premises is located and the Real Estate Arbitration Rules of the American Arbitration Association or its successor insofar as said rules do not conflict with said laws or this section.

Within ten (10) days of the expiration of the aforesaid thirty (30) day period, Landlord and Tenant shall select one joint arbitrator or, if they cannot agree on one joint arbitrator, then each shall select an arbitrator within fifteen
(15) days of the expiration of the aforesaid thirty (30) day period and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. Each arbitrator selected shall be a real estate appraiser with an MAI certification or a real estate broker, with at least five
(5) years of experience appraising or leasing building space comparable to the Premises in the city and county where the Premises is located. The arbitrators shall convene in the city or county in which the Premises are located as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make their determinations of Market Rent based on the factors referenced above; and such decision shall be binding upon Landlord and Tenant and enforceable in a court of law. Each party shall be responsible for the costs, charges and fees of its appointee; and the parties shall share equally in the costs, charges and fees of the third arbitrator. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this section, upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there is no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court and/or presiding trial court of the State and County in which the Premises is located.

44.  RIGHT OF FIRST OFFER.
     --------------------

     44.1 Grant.  Subject to the terms of this Section 44, Landlord grants to
          -----
Tenant a right of first offer ("Right of First Offer") to lease approximately 1373 rentable square feet of space in the Building known as Suite 1225 ("Available Space").

     44.2 Term.  [Manually struck through.]   /s/ JDL   /s/ DGF
          ----

     44.3 Covenants of Landlord.  Subject to the conditions precedent
          ---------------------
established by Section 2.5 below, if at any time during the Right of First Offer Term Landlord decides to offer any Available Space for lease to a bona fide third party, Landlord shall first provide Tenant with a written notice ("Offer Notice") detailing (a) the rent at which said Available Space is being offered to the third party, (b) the rentable square footage and location thereof, (c) the date the Available Space will become available and (d) all other terms upon which Landlord proposes to lease the Available Space to Tenant.

     44.4 Exercise of Tenant's Right of First Offer.  Subject to the conditions
          -----------------------------------------
precedent established by Section 44.5 below, Tenant may exercise Tenant's Right of First Offer to lease all (but not less than all) of the Available Space described in the Offer Notice by providing Landlord with written notice ("Acceptance Notice") thereof within five (5) business days of Landlord's delivery to Tenant of the Offer Notice. If Tenant does not exercise its Right of First Offer within said five (5) business day period, Landlord shall be relieved of Landlord's obligation to lease the Available Space mentioned in the First Offer Availability Notice to Tenant and the provisions of this Section 2 shall not apply to Landlord.

     44.5 Conditions to Right of First Offer.  Notwithstanding anything to the
          ----------------------------------
contrary in this Section 44, Landlord shall have no obligation to provide Tenant with an Offer Notice, and Tenant shall have no right to exercise Tenant's Right of First Offer, if: (i) Tenant is in default either: (a) at the time Landlord seeks to lease the Available Space in question, or at the time Tenant seeks to give Landlord an Acceptance Notice, whichever, is relevant, or (b) upon the date Tenant seeks to take possession of the Available Space referenced in the Offer Notice, (ii) Tenant has sublet more than twenty percent (20%) of the rentable space located in the Premises, or (iii) Tenant has received more than three (3) notices of default from Tenant during the Term of this Lease. Tenant's Right of First Offer shall be personal to Tenant and shall not be transferable with any assignment of this Lease or subletting of the Premises, except to any of the parties described in Section 15(d) of this Lease.

     44.6 Terms for Right of First Offer.  In the event that Tenant exercises
          -------------------------------
Tenant's Right of First Offer, Tenant's occupancy of the Available Space taken shall be on all of the same terms and conditions described in the Offer Notice, except that: (i) the term of Tenant's occupancy of the Available Space shall be the longer of: (a) the remaining Term of this Lease, or (b) three (3) years, and
(ii) the Base Rent due for the Available Space taken shall be the Market Rent therefor.

          44.6.1  Fair Market Rent.  The term "Market Rent" shall mean the
                  ----------------
monthly amount per rentable square foot in the Available Space in question that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings.

          44.6.1.1 Landlord and Tenant shall have a period of thirty (30) days from Landlord's receipt of the Acceptance Notice in which to agree on the Market Rent. If they agree within that period, they shall immediately execute an amendment to this Lease stating the Base Rent for such period.

          44.6.1.2 If Landlord and Tenant are unable to agree upon the Market Rent within such thirty (30) day period, then the dispute shall proceed to arbitration conducted pursuant to the provisions of the laws of the state in which the Premises is located and the Real Estate Arbitration Rules of the American Arbitration Association or its successor insofar as said rules do not conflict with said laws or this section. Within ten (10) days of the expiration of the aforesaid thirty (30) day period, Landlord and Tenant shall select one joint arbitrator or, if they cannot agree on one joint arbitrator, then each shall select an arbitrator within fifteen (15) days of the expiration of the aforesaid thirty (30) day period and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. Each arbitrator selected shall be a real estate appraiser with an MAI certification or a real estate broker, with at least five (5) years of experience appraising or leasing building space comparable to the Premises in the city and county where the Premises is located. The arbitrators shall convene in the city or county in which the Premises are located as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make their determinations of Market Rent based on the factors referenced above; and such decision shall be binding upon Landlord and Tenant and enforceable in a court of law. Each party shall be responsible for the costs, charges and fees of its appointee; and the parties shall share equally in the costs, charges and fees of the third arbitrator. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this section, upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there is no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court and/or presiding trial court of the State and County in which the Premises is located.

     44.7 One-Time Right.  [Manually struck through.]    /s/ JDL  /s/ DGF
          --------------

     44.8 Exceptions to Offer.  Notwithstanding anything to the contrary in this
          -------------------
Section 2, Landlord shall not be obligated to provide Tenant an Offer Notice in the event that Landlord is merely offering to extend the term of any lease or expand the square footage leased by any existing tenant of the Building pursuant to the terms of any lease between Landlord and said party. Tenant's Right of First Offer is subordinate and subject to the right of Mallette and Libonati to lease the Available Space.

     44.9 Amendment to Lease.  Landlord and Tenant hereby agree to execute an
          ------------------
amendment to this Lease ("Lease Amendment") prior to Tenant's occupancy of the Available Space in question. The Lease Amendment shall specify, among other things, the Rent, date of occupancy, increase in Tenant's pro rata share and square footage of the Available Space taken in connection with Tenant's exercise of Tenant's Right of First Offer.

     IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.

                              "LANDLORD"

Date of Execution: 5/5/94     PM REALTY GROUP, as managing agent for The
                   ------
                              Prudential Insurance Company of America


                              By    /s/  David G. Ford
                                    ------------------------------------
                                    Its  Vice President
                                         -------------------------------



                              "TENANT"

Date of Execution: 4/22/94    INTERNATIONAL WIRELESS COMMUNICATIONS


                              By    /s/ John Lockton
                                    ------------------------------------
                                    Its  President
                                         -------------------------------


                              By    ____________________________________
                                    Its  _______________________________

                                   EXHIBIT A
                                   ---------

                                   PREMISES
                                   --------



[Architect's drawing of premises including build-out specifications]




USABLE:  2,494     Note                                     FINISH SCHEDULE
RENTABLE:  2818    1.   Furniture shown is not in this      Carpet:   Designable Palisades
                        contract unless otherwise noted.              729-776, Blue Thunder
                        Furniture arrangement and size is
                        for reference only.  Each tenant    Base:     4" rubber base
                        is responsible for final size                 701 P. Burke
                        verification and placement of
                        furniture.

                  2.    Lockset to be provide at suite

                                   EXHIBIT B
                                   ---------

                  TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT
                  ------------------------------------------



This Tenant Improvements Construction Agreement ("Agreement") is part of the Lease ("Lease") relating to certain premises ("Premises") which are more particularly described in Exhibit A of this Lease. Landlord and Tenant agree as
                          ---------
follows with respect to the Tenant Improvements to be installed in the Premises:


1.   PLANS AND SPECIFICATIONS
     ------------------------

     A.   Preliminary Plans.  Preliminary plans and specifications for
          -----------------
          construction of the Tenant Improvements to be installed in the Premises are hereby approved by Landlord and Tenant. A schedule of the approved preliminary plans and specifications is attached hereto as Exhibit B-1.
             -----------

     B.   Working Drawings.  Within five (5) days after any request by Landlord,
          ----------------
          Tenant shall furnish the additional information requested by Landlord for the preparation by Landlord's architect, engineer or space planner of working drawings and specifications. If Tenant fails to furnish the information within the five (5) day period, Landlord shall have the right to terminate this Agreement and the Lease. Within three (3) working days after working drawings and specifications which have been prepared by Landlord's architect, engineer or space planner are submitted to Tenant, Tenant shall reasonably approve or disapprove the working drawings and specifications. The working drawings and specifications shall be deemed approved if Tenant fails to disapprove them within the three (3) business day period.

          If Tenant disapproves the working drawings and specifications, Tenant shall have three (3) business days after the date of disapproval to provide sufficient information to Landlord's architect, engineer or space planner so that revised working drawings and specifications may be prepared. If Tenant fails to submit the required information to revise the plans within the three (3) business day period or if the working drawings and specifications, as revised, are not approved by Tenant within three (3) business days after submission to Tenant, Landlord shall have the right to terminate this Agreement and the Lease.

          The working drawings and specifications which have been approved by Landlord and Tenant are hereinafter referred to as the "Approved Working Drawings."

     C.   Cost Estimates.  Landlord shall obtain a cost estimate from its
          --------------
          contractor based on the approved preliminary plans and specifications and Approved Working Drawings, respectively, and Tenant shall have three (3) business days after the date of submission to Tenant of each cost estimate to approve or disapprove it. A cost estimate shall be deemed approved if Tenant fails to disapprove it within the three (3) business day period. If Tenant disapproves a cost estimate, Tenant shall have five (5) business days after the date of disapproval to reduce the cost estimate by agreeing to modifications to the plans and specifications or to the Approved Working Drawings, which modifications shall be subject to the prior written approval of Landlord. If Tenant disapproves a cost estimate but fails to approve modifications which will reduce the cost estimate within the five (5) business day period, Landlord may either terminate this Agreement and the Lease or proceed with construction on the basis of the last cost estimate submitted to Tenant.

     D.   Tenant's Approval.  Whenever Tenant's approval is required pursuant to
          -----------------
          the terms of this Agreement, the approval shall not be unreasonably withheld or delayed. Tenant's approvals or disapprovals shall be in writing.

     E.   Termination.  If this Agreement and the Lease are terminated by
          -----------
          Landlord pursuant to any of the provisions of this Agreement, the parties' rights and obligations hereunder shall be discharged; provided, however, Tenant shall pay Landlord, within ten (10) days after the

                              Exhibit B - Page 1
          date of Tenant's receipt of a statement for the same, the costs incurred by Landlord through the date of termination in connection with the preparation of any plans, drawings, and specifications and all costs incurred by Landlord in applying for any governmental approvals, including a building permit, required for construction of the Tenant Improvements.

2.   CONSTRUCTION OF TENANT IMPROVEMENTS.
     -----------------------------------

     A.   Construction by Landlord.  Landlord shall cause construction of the
          ------------------------
          Tenant Improvements to be completed in a good and workmanlike manner with the costs to be expended by Landlord not to exceed the Base Allowance set forth in the Basic Lease Information.

     B.   Tenant Improvements Cost.  The Tenant Improvements cost ("Tenant
          ------------------------
          Improvements Cost") to be paid by Landlord shall include, but not be limited to:

          (i) All costs of preliminary and final architectural and engineering plans, drawings and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (ii) All costs of obtaining building permits and other necessary authorizations from the applicable governmental authority (e.g., the
                                                                     ----
          City in which the Building is located);

          (iii) All costs of interior design and finish schedule plans, drawings and specifications including as-built drawings;

          (iv) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the contractor's fee for overhead and profit, the cost of all of contractor's on-site supervisory and administrative staff, office, equipment and temporary services provided in connection with construction of the Tenant Improvements;

          (v) All fees payable to Landlord's architect, engineer or space planner if they are required to redesign any portion of the Tenant Improvements following Tenant's approval of the preliminary or working drawings;

          (vi) Sewer connection fees, if any;

          (vii) The fee charged by any construction cost consultant and/or construction manager employed in connection with the Tenant Improvement; and

          (viii) Fire and Builder's All-Risk insurance and public liability insurance premiums and fees.

3.   EXCESS TENANT IMPROVEMENTS COST.  If the total Tenant Improvements Cost is
     -------------------------------
     more than the Base Allowance, then the excess Tenant Improvements Cost shall be paid by Tenant to Landlord, in cash, within ten (10) days after receipt of a statement from Landlord.

4.   CHANGE REQUESTS.
     ---------------

     (i) No changes to the Approved Working Drawings requested by Tenant shall be made without Landlord's prior approval, which approval shall not be unreasonably withheld; provided, however, that no change request shall affect the structure of the Building. Any changes to the Approved Working Drawings shall be in writing and shall be signed by both Landlord and Tenant prior to the change being made. Tenant shall not instruct or direct Contractor workmen, subcontractors, material suppliers, or others performing the Tenant Improvements construction. Tenant shall direct all inquiries and requests relating to the construction work to Landlord or Landlord's designated agent. Tenant shall be responsible for any added costs or delays resulting from Tenant's actions which are contrary to this Paragraph 4.

     (ii) (a) Tenant shall pay Landlord in cash, within thirty (30) days after receipt of an itemized written bill from Landlord, any additional costs for changes requested by Tenant, including, without limitation, architectural fees and increases in construction costs caused

                              Exhibit B - Page 2
          by the delay; (b) a change request shall constitute an agreement by Tenant to any reasonable delay in substantial completion caused by reviewing, processing and implementing the change; and (c) the Lease, at Landlord's option, shall commence on the date it would have otherwise commenced but for any such delays.

    (iii) As soon as reasonably possible after receipt of a written change request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the request; and, if the request is approved, of an estimated increase or decrease in costs and an estimate of the effect the change shall have on the projected date for substantial completion of the Tenant Improvements.

     (iv) Landlord shall have the authority, without the consent of Tenant, to order minor changes in the Tenant Improvements not involving an increase in cost to Tenant or a delay in the Commencement Date and not inconsistent with the intent of the Approved Working Drawings.

5.   COOPERATION.  Landlord and Tenant shall cooperate and diligently assist the
     -----------
     architect, engineer or space planner in completing the Approved Working Drawings and specifications and the Contractor in completing construction of the Tenant Improvements.

6.   CONDITION OF TENANT IMPROVEMENTS.  Within seven (7) days after the
     --------------------------------
     Commencement Date, Tenant shall "walk-through" the Premises with Landlord and they shall complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The punch-list shall not include any damage to the Premises or the Building caused by Tenant's move-in, which damage shall be promptly repaired or corrected by Tenant at its sole expense. If Tenant fails to complete a punch-list with Landlord's cooperation within the seven (7) day period specified above, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty
     (30) days after the walk-through inspection or as soon as practicable thereafter and upon notification of completion of the punch-list items, Tenant shall approve or state its reasons for disapproval of the completed items in writing to Landlord within seven (7) days or such items shall be deemed approved by Tenant.

7.   TENANT DELAYS.  If the Commencement Date of this Lease has not occurred on
     -------------
     or before the date specified in the Basic Lease Information, and if the cause of the delay in the occurrence of the Commencement Date is attributable to Tenant, then the Commencement Date shall be the date the Commencement would have occurred but for such delay. Payments for any partial month shall be prorated on the basis of a thirty (30) day month. Delays attributable to Tenant shall include those caused by:

     (i) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with this Exhibit B;
                               ---------

     (ii) Tenant's request for special materials, finishes or installations which are not readily available;

     (iii)Tenant's failure to reasonably approve plans and working drawings in accordance with this Exhibit B;
                               ---------

     (iv) Tenant's change requests pursuant to this Exhibit B that result in
                                                    ---------
          delays;

     (v) Tenant's failure to approve cost estimates if any approvals are required pursuant to this Exhibit B; and
                                    ---------

     (vi) Interference with Landlord's work caused by Tenant or by Tenant's agents.

8.   TENANT IMPROVEMENTS COST AND RENT ADJUSTMENT STATEMENT.  Within one hundred
     ------------------------------------------------------
     twenty (120) days after the Commencement Date, Landlord shall provide Tenant with a statement of the Tenant Improvements Cost. The statement shall include the amount of excess Tenant Improvement Costs, if any, due Landlord (which shall be paid within ten (10) days).

                              Exhibit B - Page 3

                                   EXHIBIT C
                                   ---------

                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------



LANDLORD:      PM REALTY GROUP, as managing agent for The Prudential Insurance
               Company of America

TENANT:        INTERNATIONAL WIRELESS COMMUNICATIONS

LEASE DATE:    April __, 1994

PREMISES:      Suite 1275 of 400 S. El Camino Real



Pursuant to subsection 2(d) of the above-referenced Lease, the Commencement Date hereby is established as ________________, 19__, and the Expiration Date is hereby established as _______________________, 19__.


                                    LANDLORD

                                    PM REALTY GROUP, as managing agent for The
                                    Prudential Insurance Company of America


                                    By:  __________________________________
                                    Its:  ____________________________



                                    TENANT

                                    INTERNATIONAL WIRELESS COMMUNICATIONS

                                    By:__________________________________
                                         Its:  ___________________________

                                   Exhibit C

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for Tenant's listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or person.

6. Landlord will furnish Tenant, free of charge, with two keys to Tenant's suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

8. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the

                              Exhibit D - Page 1
     company of their masters, may be brought into or kept in the Building.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

12. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors and sliding glass doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 8:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

15. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

19. Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

20. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

26. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

27. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

28. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29. To the extent Tenant has been granted any parking privileges in the Lease, Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking structure overnight, nor park any vehicles in the Building parking structure, other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

30. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

33. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

1.      Premises..........................................................  1

2.      Term..............................................................  1

3.      Rent..............................................................  1

4.      Base Rent.........................................................  2

5.      Additional Rent - Annual Rent Adjustments/Operating Expenses......  2

6.      Additional Rent - Annual Rent Adjustments/Real Property Taxes.....  3

7.      Proration of Rent.................................................  5

8.      Tenant Improvements...............................................  5

9.      Use of Premises...................................................  5

10.     Alterations.......................................................  5

11.     Repairs...........................................................  6

12.     Damage or Destruction.............................................  6

13.     Eminent Domain....................................................  7

14.     Indemnity and Insurance...........................................  8

15.     Assignment and Subletting.........................................  9

16.     Default........................................................... 11

17.     Landlord's Right to Perform Tenant's Covenants.................... 13

18.     Security Deposit.................................................. 13

19.     Surrender of Premises............................................. 13

20.     Holding Over...................................................... 13

21.     Access to Premises................................................ 14

22.     Signs............................................................. 14

23.     Waiver of Subrogation............................................. 14

24.     Subordination..................................................... 14

25.     Transfer of the Property.......................................... 15

26.     Estoppel Certificates............................................. 15

27.     Mortgagee Protection.............................................. 15

                                      (i)

28.     Attorneys' Fees...................................................  15

29.     Brokers...........................................................  15

30.     Parking...........................................................  16

31.     Utilities and Services............................................  16

32.     INTENTIONALLY DELETED.............................................  17

33.     Acceptance........................................................  17

34.     Use of Building Name..............................................  17

35.     Recording.........................................................  17

36.     Quitclaim.........................................................  17

37.     Notices...........................................................  17

38.     Landlord's Exculpation............................................  17

39.     Additional Structures.............................................  18

40.     Hazardous Substances and Materials................................  18

41.     General...........................................................  20

42.     Condition Precedent...............................................  21


                                     (ii)